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                                                              Exhibit 10.24

                     CONFIDENTIAL TREATMENT REQUESTED

          THIS AGREEMENT is made and entered into this ____ day of May, 1997, by and between K.W.M., Inc., 1700 Broadway, New York, New York 10019 ("KW") and Full Moon & High Tide Productions, Inc. ("Lender"), c/o Michael Adler, Esq., Lichter, Grossman, Nichols & Adler, 90200 Sunset Boulevard, Suite 530, Los Angeles, California 90069, providing the services of Roseanne ("Roseanne").

     1.   The Series:  The "Series" shall mean a possible strip
(Monday - Friday) entertainment/talk show television series presently intended to be telecast initially in one-hour episodes in first-run syndication commencing with the 1998-1999 broadcast season (i.e., the 12-month period commencing on or about September 1, 1998, but in any event commencing between August 15 and September 20, 1998) (the "'98-'99 Broad-cast Season") and featuring Roseanne as the host. Commencing on the date hereof, KW shall attempt to license the Series to television stations in the U.S. and elsewhere throughout the world for telecast commencing with the '98-'99 Broadcast Season. The Series shall be co-produced by KW and Lender and distributed by KW, all in accordance with the terms of this Agreement.

     2.   Series Production and Distribution:

          (a) In the event that KW elects to produce the Series, KW shall co-produce and fund production of the Series and shall have the exclusive distribution rights in and to the episodes of the Series produced during the Employment Period (as defined below), forever and throughout the world in all media now or hereafter known, all in accordance with this Agreement. KW will consult with Lender regarding KW's distribution activities with respect to the Series, but, except as otherwise set forth herein, KW shall have the sole right to make all business decisions with respect to the Series, including without limitation regarding the annual Series budget (and any changes therein) and all distribution decisions with respect to the Series (including, without limitation, the right at any time to abandon the effort to license the Series). Notwithstanding the foregoing, KW acknowledges that it shall supply production funding for the Series in an amount commensurate with the production values of other nationally distrib-uted first-run syndicated series similar to the Series. Lender acknowledg-es that KW may simultaneously act as the producer or co-producer and/or distributor of any other productions. Lender acknowledges that KW distrib-utes "The Oprah Winfrey Show", and that, without limiting the generality of the foregoing sentence, KW shall have the right, in its sole discretion, not to license the Series for telecast in any market or territory in a time

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period against the telecast of "The Oprah Winfrey Show" in that market or territory, and Lender specifically waives any claims that it might have based on any exercise of such right by KW. Nothing contained herein shall require KW to produce or distribute the Series or to continue such produc-tion or distribution if commenced; KW's only obligation to Lender and Roseanne shall be payment of the compensation set forth herein, in accor-dance with and subject to the terms contained herein with respect to such payment.

          (b) KW and Lender shall consult with each other on a regular and meaningful basis with respect to all creative elements of the Series and shall have mutual approval of all such creative elements, such approvals to be exercised by each of KW and Lender in a reasonable and timely fashion, in a manner consistent with the budget for the Series, and so as not to frustrate the production, distribution or promotion of the Series. Notwithstanding the foregoing, KW acknowledges that Lender shall have the right to designate Jeff Wald ("Wald") to be an executive producer of the Series. If Lender so designates Wald to be an executive producer, KW and Lender shall negotiate with Wald on an arm's length basis with respect to the terms of Wald's executive producing agreement, including without limitation Wald's compensation, it being agreed that Wald's specific duties shall be commensurate with his title and compensation. KW and Lender agree that, if the Series is produced, it will be produced in Los Angeles.

     3. Services: In the event that the Series is produced, then:

          (a) Lender shall co-produce the Series and shall cause Roseanne to render her services as a day-to-day senior production executive and the host of all Series episodes produced pursuant to this Agreement during the period commencing on the date hereof and continuing through the date of completion of production of the last Series episode produced for initial telecast during the '98-'99 Broadcast Season (the "Initial Period"), unless such period is extended by KW pursuant to Paragraph 3(c) below (the Initial Period, as it may be extended, is sometimes referred to hereinafter as the "Employment Period"). The parties acknowledge that, unless otherwise agreed upon by the parties, the production schedule for each broadcast season of the Series will consist of [****] Series episodes. Lender shall cause Roseanne to perform diligently, faithfully and competently such services as are customarily and reasonably rendered by a host and a senior production executive of an entertainment/talk show series and to devote diligently and faithfully her time, skill and attention to the performance of such services, including, without limitation, and for no additional compensation, the rendering of her services, from time to time, in promo-
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tional activities for the Series (including, without limitation, attending
NATPE during January, 1998 and the subsequent NATPEs preceding each subsequent broadcast season for which KW extends the Employment Period pursuant to Paragraph 3(c) below). Lender shall cause Roseanne to be available, consistent with her first priority services to KW hereunder and with customary requirements for promotional activities for stars of series similar to the Series, to render such promotional activities. As a condition to Lender's and Roseanne's engagement hereunder, Lender hereby affirms and represents that neither Lender nor Roseanne is under any obligation to any current or former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, any of Lender's and Roseanne's services and obligations hereunder, or any of Lender's and Roseanne's undertakings under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, Lender and KW acknowledge that Lender and Roseanne have granted to ABC a "first look" at the next prime time Roseanne-starring television series, which option shall run for an 18-month period, commencing upon the broadcast of the final episode of the "Roseanne" series for the 1996/97 broadcast season. Accordingly, the terms, conditions and rights of KW's Sitcom Option (as defined in Paragraph 16 below) will be subject to compliance by Lender and Roseanne with the aforesaid ABC first-look option.

          (b) During the Initial Period, if KW requests, Lender and KW shall co-produce either a presentation tape or a pilot for the Series, and Lender shall cause Roseanne to render her on-camera services as a host thereof, for no additional compensation.

          (c) KW shall have a series of five (5) successive, dependent options, each to extend the Employment Period for an additional period of one (1) subsequent broadcast season (each, a "One Year Option Period"). KW shall exercise each such option, if at all, to extend the Employment Period for the subsequent One Year Option Period by written notice to Lender no later than May 1 of the then-current Employment Period (for purposes of clarification, the first option exercise date shall be May 1, 1999, for the 1999/2000 broadcast season (the "'99-'00 Broadcast Season"). In the event KW elects to so extend the Employment Period, the terms and provisions of this Agreement shall remain in effect and shall apply during the Employment Period, which shall be deemed so extended.

     4.   Fixed Compensation:

          (a) KW shall pay Lender, and Lender shall accept from KW, for Lender's and Roseanne's services during the Initial
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Period, an amount equal to [****], payable upon the complete execution hereof, [****].

          (b) If and to the extent KW exercises its option to extend the Employment Period for any One Year Option Period, KW shall pay Lender, and Lender shall accept from KW, for Lender's and Roseanne's services during the applicable One Year Option Period, the following amounts: (i) [****] with respect to the first such One Year Option Period; (ii) [****] with respect to the second such One Year Option Period; and (iii) [****] which amounts shall be payable on commencement of production of the Series episodes produced for initial telecast during the broadcast season (i.e., the 12-month period commencing on or about September 1) to which the applicable option relates, [****].

          (c) For purposes of any applicable collective bargaining agreements, including, without limitation, AFTRA, all compensation payable to Lender hereunder shall be at the minimum rates, and to the extent that the compensation payable hereunder exceeds (i) [****] during each of the Initial Period and the first One Year Option Period (if any), (ii) [****] during the second One Year Option Period (if any); or (iii) [****] during each of the third, fourth and fifth One Year Option Periods (if any), KW shall be entitled to credit such excess against any additional fees to which Lender may become entitled for all services rendered by Roseanne hereunder, including entitlements by virtue of any applicable collective bargaining agreements, and the balance of any payments hereunder shall be allocated to Lender's co-production services and Roseanne's services as a senior production executive. All such additional fees shall be determined at minimum rates in accordance with the applicable collective bargaining agreement.

          (d) If Roseanne delivers promotional announcements (whether live or by means of recording) on behalf of the Series or participates in "lead ins" or "lead outs" of commercial announcements, Lender shall cause Roseanne to perform said services at no additional compensation.

          (e) KW shall pay directly to the AFTRA health, pension and welfare funds the amounts required to be paid with respect to Roseanne's AFTRA-covered services hereunder based on payment to Lender for AFTRA-covered services in the amount, notwithstanding any other provision of this Agreement, of (i) [****] during each of the Initial Period and the first
One Year Option Period (if any), (ii) [****] during the second One Year Option Period (if any); and (iii) [****] during each of the third, fourth and fifth One Year Option Periods (if any).
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          (f)  Subject to the provisions of this Paragraph 4(f), as soon as practicable after the execution of this Agreement, Lender will be granted a "non-qualified stock option" (the "Stock Option"), under the 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan") of KW, to purchase 100,000 shares of KW's Common Stock, $.01 par value (the "Common Stock"), at an exercise price per share equal to the price per share of the Common Stock on the New York Stock Exchange at the close of trading on the date of this Agreement. Lender's right to exercise the Stock Option shall vest 100% on September 7, 1999. Lender agrees to limit its sales of shares of Common Stock purchased pursuant to its exercise of the Stock Option so that its sales of such shares do not exceed 10,000 shares in any consecutive 30-day period. The foregoing terms shall be set forth in a definitive stock option agreement in KW's standard form which shall be entered into by Lender and KW. Lender's rights as an optionee shall be governed by the terms and conditions of such agreement and the Plan.

          (g) During the Employment Period, whenever KW requests Roseanne to travel to a place beyond fifty (50) miles from her residence in Los Angeles (or her then-current location if closer to the place for which KW requests her services), (i) KW shall provide Roseanne, her husband and up to four (4) other companions with, or reimburse such persons for (provided KW is furnished with evidence of expenses reasonably satisfactory to KW), first-class hotel accommodations during the period Roseanne is requested by KW to remain at such place and (ii) KW shall provide Roseanne, her husband and up to four (4) other companions with air transportation to and from such place and Roseanne's Los Angeles residence (or her then-current location if closer) on KW's corporate jet if KW owns a corporate jet at such time; otherwise KW will provide such persons with a charter jet air-plane (G-2 or better) for such purposes.

          (h) All payments hereunder are subject to any and all withhold-ings and deductions required by law.

     5. Contingent Compensation: [****] of the Net Profits of the Series as defined herein. For purposes of this Paragraph 5 and Paragraph 6 below, KW shall include King World Productions, Inc.

          (a) "Gross Receipts" shall mean all sums actually received by or credited to KW and the subsidiaries of KW at any time from the following:
(i) all exploitation of any and all episodes of the Series in perpetuity, any format rights in the Series, or any other rights whatsoever in or to the Series (e.g., subsidiary and ancillary rights, such as literary publishing rights and sound recordings and music publishing); (ii) all
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recoveries for the unauthorized use or exploitation of any of KW's rights in the Series or the infringement of any of KW's rights in the Series (it being agreed that, notwithstanding anything to the contrary in Paragraph 5(b) below, KW shall not be entitled to any distribution fee on any Gross Receipts pursuant to this subdivision (ii)); and (iii) all net insurance recoveries from the Series. Advertising or other rebates or discounts obtained by KW or its subsidiaries and affiliated subdistributors with respect to the advertising and promotion of the Series shall be credited against the "Distribution Expenses" (as defined below) incurred with respect to such advertising and promotion. In the case of subdistribution of any of the rights hereunder on a percentage basis, the gross amount received by such subdistributor shall be included in Gross Receipts and there shall be no deduction for any subdistribution fees or commissions. Where subdistribution is on an outright basis, the actual amount received by KW shall be included in Gross Receipts. Advance payments and security deposits shall not be included in Gross Receipts until earned by, forfeited or otherwise applied to the Series (unless such advance payments or security deposits are non-refundable, in which case such amounts shall be included in Gross Receipts upon receipt), and interest on any such advance payments and security deposits shall also be included in Gross Receipts (calculated at the prime rate from time to time in effect at the Bank of New York, New York, New York, from the date of KW's receipt of any such advance or security deposit until the date of its inclusion in Gross Receipts (if ever)), nor shall Gross Receipts include receipts of radio or television broadcasters or others who actually use or exhibit to the public any of the Series programs (it being agreed that any agreement with a broadcaster or any other company owning or controlling KW, owned or controlled by KW, or under common ownership or control with KW, shall be on an arm's-length basis).

          (b) "KW's Distribution Fee" shall mean an amount equal to [****] of Gross Receipts; [****] "KW's Distribution Fee" shall mean an amount equal to [****] of Gross Receipts from that territory. In the event that KW engages a third-party distributor anywhere in the world, KW shall absorb within the applicable KW Distribution Fee any distribution fees payable to such third party.

          (c) "Distribution Expenses": KW will advance all marketing, promotional and other distribution expenses relating to the Series. Marketing, promotional and other distribution expenses ("Distribution Expenses") shall mean all direct (i.e., non-overhead), out-of-pocket costs and expenses paid in connection with the exhibition, distribution, adver-tising, promotion, marketing, turning to account and other exploitation of the Series, including, without limiting the generality of any of the
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foregoing, any costs or expenses paid in connection with any of the following:

               (i) The making or obtaining of prints, negatives, preprint material, sound records, and storage and shipment of prints, satellite charges, transportation charges, costs of reels, containers, screening expenses and censorship charges; all costs of trailers, transcriptions, still photographs and the like; and insurance premiums on distributor's errors and omissions insurance policies;

               (ii) Advertising, publicizing, promoting and otherwise exploiting the Series by such means and to such extent as KW may deem appropriate;

               (iii) Making foreign language versions, cut-in versions, superimposed versions, synchronized versions, and manufacturing home video versions;

               (iv) All royalties and similar payments for the recording, synchronizing or performing of music in any Series programs or the sound-tracks thereof (including all royalties and similar payments to manufactur-ers of sound equipment, cartridges, cassettes and the like) to the extent not included in the cost of production of any Series programs;

               (v) Sales, use, receipts, income, excise, remittance, value added and other taxes (however denominated) to any governmental or taxing authority assessed upon, or with respect to, the negatives, dupli-cate negatives, prints or sound recordings of any Series programs, or upon the use or distribution of any Series programs, or upon the revenues derived therefrom, or any part thereof, or upon the remittance of such revenues, or any part thereof; any and all sums paid or accrued on account of duties, customs, imposts or permits required or imposed by any authority to secure the entry, licensing, exhibition, performance, use or televising of any Series programs in any country or part thereof, regardless of whether such payments or accruals are in the form of an assessment against any Series programs, or the proceeds thereof, or against a group of televi-sion programs in which any Series programs may be included or the proceeds thereof. Notwithstanding the foregoing, neither KW nor Lender shall be required to pay or participate in any other party's own United States federal, state or local income taxes or franchise taxes based on that other party's net income; provided, however, that to the extent that KW or any of its subsidiaries or affiliates receives a benefit (hereinafter referred to as "Tax Benefit"), in the form of a tax refund, tax deduction or tax credit with respect to its (or any of its subsidiaries' or affiliates') United
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States Federal income taxes with respect to any payment to any government or taxing authority, in any territory outside the United States, of any income or similar taxes, including foreign withholding taxes, relating to the use, distribution or other exploitation of the Series, then the amount of such Tax Benefit will be added to Gross Receipts as defined herein below; further provided that, if such Tax Benefit is subsequently disal-lowed in whole or in part, for any reason whatsoever, KW shall be reim-bursed from Gross Receipts in the amount of the Tax Benefit so disallowed; provided further that Lender acknowledges that, notwithstanding any other provision of this Agreement that may be to the contrary, in no event shall Lender be entitled to examine, or otherwise have any access to, any of KW's tax returns;

               (vi) Transmitting to the United States any funds accruing to KW from any Series programs in foreign countries, such as wire transfer expenses, or any discounts from such funds taken to convert such funds directly or indirectly into the United States dollars; all costs of contesting any of the matters described in this subparagraph (vi) with a view to reducing the same, which costs shall be fairly apportioned to any Series programs if done on an industry-wide basis (e.g., through AGICOA) or with respect to television programs distributed by KW generally;

               (vii) Claims and lawsuits involving any Series programs, and protection thereof; costs of copyright searches and registrations, and the investigation, prosecution and defense of such claims and lawsuits, including reasonable outside counsel fees, subject to the provisions of Paragraph 13(c) below;

               (viii) Collecting Gross Receipts (including reasonable outside attorneys' fees), auditing and checking costs; costs incurred in preventing unauthorized exhibitions or other uses of any Series programs and collecting damages for copyright or other infringements thereof (the net collections therefrom to be included in Gross Receipts hereunder);

               (ix) To the extent not included in the production budget, all residual (and associated pension and health) and other payments made pursuant to collective bargaining agreements or other agreements by reason of the exhibition of any of the programs produced hereunder by television or otherwise or by the exercise of any rights therein; and

               (x) All other out-of-pocket distribution, marketing and promotional expenses for which distributors of television programs are customarily reimbursed.
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          (d)  "Production Costs" shall mean the direct out-of-pocket costs of production of the Series actually paid by KW, including, without limitation, all development costs and the costs of producing a pilot or presentation tape, if KW produces same.

          (e) "Net Profits" shall mean Gross Receipts, less the following amounts deducted in the following order: (i) KW's Distribution Fee, (ii) Distribution Expenses and Production Costs (and interest on all the foregoing from the time actually paid, calculated at the prime rate from time to time in effect at the Bank of New York, New York, New York) and
(iii) any contingent compensation of any nature payable on account of the exploitation of the Series to any person or entity. For purposes of calculating Net Profits, all episodes of the Series and all worldwide exploitation of the Series in all media shall, notwithstanding any provi-sion of this agreement that may be to the contrary, be cross-collateralized and form a single accounting unit on a cumulative basis from inception forward.

     6.   Accounting and Audit Rights:

          (a) KW shall render to Lender periodic statements pursuant to this Agreement prepared in accordance with KW's customary format showing in reasonable detail Gross Receipts, Production Costs, Distribution Fees and Distribution Expenses permitted by this Agreement. Statements shall be rendered quarterly through the conclusion of the broadcast season following the final broadcast season during which KW distributes the Series on a first-run syndication strip basis and thereafter on a semi-annual basis, provided that no statement need be rendered by KW for any period in which no receipts are received or charges incurred by KW. Each statement shall be rendered within forty-five (45) days after the close of the period for which the statement is rendered. Statements rendered may be amended from time to time to give effect to items overlooked, to correct errors and for similar purposes. Any United States dollars due and payable pursuant to any statement shall be paid simultaneously with the rendering of such statement.

          (b) KW shall keep full and complete records of all transactions had by it in connection with the production, distribution and exploitation of the Series, including without limitation any subdistributor accountings (hereinafter referred to as "records"). Lender may, at its own expense, audit KW's applicable records to verify statements rendered hereunder. Any such audit shall be conducted only at the offices of KW during normal business hours by a firm of certified public accountants. Lender shall not have the right to examine any matters or items after the expiration of
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three (3) years from and after the date of the rendition of the statement in which such matters or items are first accounted for, it being understood that statements not questioned by Lender by notice in writing within said three (3) year period shall be final and conclusive upon Lender, and shall constitute a final and conclusive account stated even though the material therein may later be contained or referred to in a subsequent statement. Lender shall be forever barred from maintaining or instituting any action or proceeding based upon or concerning any transactions had by KW, its divisions, subsidiary corporations or other affiliates in connection with the production, distribution and/or exploitation of the Series and the accounting embraced in any statement delivered hereunder or the accuracy of any item appearing therein, unless a written objection to such statement (whether or not as a result of a formal audit) shall have been delivered to KW within the three (3) year period above referred to and unless such action or proceeding is commenced within one (1) year after delivery of such written objection to KW, time being of the essence to the time periods set forth in this paragraph. The aforesaid right to examine records is limited to the production, distribution and/or exploitation of the Series, and under no circumstances shall Lender have the right to examine records relating to KW's business or television programs generally or with respect to any other television program for the purposes of comparison or other-wise. In the event that any audit hereunder reveals that KW has under-reported any payment due to Lender by two and one-half percent (2-1/2%) or more for the audit period in question, then, in addition to the payment of the appropriate amount due, KW shall reimburse Lender for all of its reasonable audit costs for that audit (but not in an amount exceeding the amount of the recovery) and any and all reasonable collection costs to recover the unpaid amounts.

          (c) As to monies not freely remittable to the United States by reason of governmental restriction, such monies as may be due to Lender shall be segregated from other monies of KW and shall, to the extent permitted by law, and, at the request of Lender, be transferred to such accounts in the applicable country as Lender may designate or be deposited in an interest-bearing account.

          (d) Any Gross Receipts, net proceeds, working capital, deferred payments or other sums received or held by KW may be commingled with KW's general funds and Lender shall not have any right to interest thereon nor any right to participate in any profit or other income derived from use of the sums so received or held.

     7.   Grant of Rights:
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          (a)  KW and Lender shall jointly own the copyright and all other proprietary rights in the Series (it being acknowledged that KW shall not own any right in Roseanne's persona), subject to KW's distribution rights as set forth in Paragraph 2(a) above. All ideas, creations, improvements and other works of authorship created, performed, developed, written or conceived by Lender and/or Roseanne in connection with the production of the Series and/or the Hollywood Squares Series (as defined in Paragraph 15 below) ("Materials") are works for hire within the scope of their services for the Series and/or the Hollywood Squares Series, as applicable, specifi-cally commissioned by KW for an audiovisual work for copyright purposes. Without limitation of the foregoing, KW shall have the right to exploit such Materials in connection with the Series and/or the Hollywood Squares Series, as applicable, throughout the world in perpetuity in any and all media now known or hereafter developed without payment of any additional compensation or other consideration of any kind except as set forth herein. Lender and Roseanne acknowledge that, in the event that said work-for-hire status is deemed unenforceable for any reason, they have assigned all Materials, upon their creation, to KW for use in connection with the Series and/or the Hollywood Squares Series, as applicable, all to the full extent set forth above. [****]

          (b) Lender grants KW and its authorized representatives the right to photograph, film and otherwise record Roseanne (the "Recordings"), alone or together with others, to exclusively own such Recordings, and to utilize, edit, add to, arrange and exploit such Recordings and Roseanne's name, likeness and biography (which biography and any likeness not taken from the Recordings shall be subject to Roseanne's reasonable approval) in perpetuity in any media now known or hereafter devised desired by KW throughout the world in connection with publicity, promotion, advertising, marketing and other distribution in any and all media of the Series and/or the Hollywood Squares Series, as applicable, and KW, so long as no such use constitutes a direct endorsement by Lender or Roseanne of any other product or service. KW shall have the sole right to issue any and all such publicity, but KW shall consult with Roseanne regarding the use of her name or likeness in connection with such publicity, provided that Roseanne shall have the right to mention the Series and/or the Hollywood Squares Series in interviews, talk-show appearances and the like.

     8. Exclusivity: During the Employment Period, Lender shall cause Roseanne to render her services on a first priority basis to KW with respect to all media and to be exclusive to KW as a recurring perform-er in all reality-based programming, and in a recurring role in all fictional (as opposed to reality-based) series, produced for any form of
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television now or hereafter known (including, without limitation, broadcast and cable television). The parties acknowledge and agree that (i) Roseanne's role as a day-to-day senior production executive and the host of the Series will preclude her from rendering regular services during the Employment Period as a recurring on-camera performer or day-to-day produc-tion executive for any other television series, and (ii) subject to the scheduling of Series production and related Series activities requiring Roseanne's services hereunder, as well as to Roseanne's other obligations to KW hereunder, Roseanne shall be entitled to render services on an occasional basis for non-recurring guest appearances on other television series, as an on-camera performer in, without limitation, mini-series or movies-of-the-week, or as a non-day-to-day executive or other producer of a mini-series, movie-of-the-week or series, so long as none of the foregoing services in any way interferes with the rendition of Roseanne's services to KW on a first priority basis.

     9. AFTRA: Lender shall cause Roseanne to become and to remain a member of any applicable labor organization with which KW has entered into a collective bargaining agreement having jurisdiction over her services hereunder. Lender acknowledges that Roseanne is a member of AFTRA and that KW shall be entitled to the maximum benefits available to KW from Roseanne's services with respect to the Series and the Hollywood Squares Series and the engagement hereunder arising out of the AFTRA basic agree-ment (the "Basic Agreement"). Without limiting the generality of any other provisions of this Agreement, insofar as AFTRA-covered services hereunder are concerned, KW shall have the right to use and reuse recordings of the Series and the Hollywood Squares Series or portions thereof throughout the world to the fullest extent permitted (or not forbidden) by the Basic Agreement, including, without limitation, in connection with free televi-sion replays, foreign exhibition, video cassette and other supplemental markets exploitation, and use of excerpts pursuant to Paragraphs 73(d)(8) and 73(d)(10) of the Basic Agreement, no payments shall be due to Lender in connection therewith unless required by the Basic Agreement, and such payments shall be at the minimum rates applicable, as the case may be, and, to the extent permitted (or not forbidden) by the Basic Agreement, KW shall have the right to credit any such payments as set forth in Paragraph 4(c) above. In the event that KW is required by the terms of any applicable collective bargaining agreement to pay Lender on a basis other than that set forth herein, Lender agrees, to the extent permissible, that such payments shall be credited against the compensation payable to Lender hereunder.

     10. Confidentiality: Except as required in connection with the performance of Lender's and Roseanne's services hereunder, neither Lender
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<PAGE 13>

       [* Deleted pursuant to a request for confidential treatment]

nor Roseanne shall, during or after the termination of the Employment Period, use or disclose to any party any confidential business information or trade secrets of KW's obtained or learned by Lender or Roseanne during the Employment Period.

     11. Non-Compete: Neither Lender nor Roseanne shall, for a period of one (1) year following the termination of the Employment Period, (a) induce, directly or indirectly, any person, partnership or corporation from whom or from which KW (which for purposes of this paragraph shall include KW's subsidiary and affiliated companies) acquires television programming during the Employment Period, to terminate its agreement with KW with respect to such programming or to refuse to enter into any agreement with KW with respect to the development or production of any programming, (b) induce, directly or indirectly, any employee of KW's to terminate his or her employment.

     12.  Force Majeure; Death or Disability:

          (a) In the event of Roseanne's death, the Employment Period shall automatically terminate, effective upon the date of Roseanne's death.

          (b) In the event that by reason of disability, Roseanne is unable to fully perform hereunder for a period in excess of (i) [****] consecutive days at any time during the Employment Period or (ii) [****] in the aggregate during (x) the Initial Period or (y) any One Year Option Period, KW shall have the right to terminate the Employment Period forth-with. For purposes of this subparagraph (b), the term "disability" shall mean any physical, mental or other impairment (including, without limita-tion, illness) rendering Roseanne incapable of performing all the material services required to be performed by Roseanne pursuant to the terms of this Agreement.

          (c) In the event KW is unable to utilize Roseanne's services due to any of the following reasons: act of God; unavoidable accident; fire; blackout; act of public enemy; war, riot or civil commotion; enactment, rule, order or act of government or governmental instrumentality; strike, lockout or other labor dispute; failure of technical facilities; or other similar or dissimilar cause beyond KW's control, KW may suspend the Employment Period during the continuation of such inability to use Roseanne's services, the Employment Period and all option exercise dates shall be deemed extended by all such periods of suspension (but in no event shall the Employment Period be extended past the date seven (7) years after the date hereof), and KW shall not be obligated to make any payment to Lender with respect to any period of any such suspension. Either KW or Lender shall have the right upon written notice to the other to
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<PAGE 14>

       [* Deleted pursuant to a request for confidential treatment]

terminate the Employment Period if any such suspension period continues beyond [****]; provided, however, that in the event that Lender so elects to terminate the Employment Period, such termination shall not be effective if, within three (3) business days following KW's receipt of such termina-tion notice from Lender, KW ends such suspension period and reinstates the Employment Period.

     13.  Representations, Warranties and Indemnification:

          (a) Each of KW and Lender separately warrants and represents to the other party that it has the right to enter into and to perform this Agreement.

          (b) Lender further warrants and represents that, except as based on materials KW assigns Roseanne or as are in the public domain, all Materials created by Lender and/or Roseanne hereunder shall, to the best of her knowledge, be original and not violative of any third party's rights.

          (c) Each of KW and Lender (the "indemnifying Party") shall indemnify the other party as follows:

               (i) The Indemnifying Party shall indemnify the other party (and its shareholders, directors, officers, employees, agents, affiliates, subsidiaries, licensees, successors and assigns), its licensees and its sponsors and their advertising agencies, against and hold them harmless from all loss, costs, liabilities and expense (including judg-ments, settlements and reasonable attorneys' fees) (collectively, "Expens-es") suffered, incurred or imposed by reason of any breach, or any claim of breach (but with respect to Lender, only claims which are reduced to a final non-appealable judgment in a court of competent jurisdiction or settled with Lender's written consent (provided that if Lender refuses to approve any settlement, Lender shall post a bond for the benefit of KW in an amount reasonably related to KW's potential liability), by the Indemni-fying Party of any of its representations, warranties or undertakings hereunder. KW's indemnification of Lender shall extend to any and all Expenses incurred by Lender by reason of a third-party claim in connection with the production, distribution or other exploitation of the Series or the Hollywood Squares Series, other than a claim covered by Lender's indemnification pursuant to this Paragraph 13.

               (ii) The party seeking indemnification shall give the Indemnifying Party prompt written notice of any claim or action which is or may be covered by this Paragraph and which comes to the indemnitee's attention; provided, however, failure to provide notification as required
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<PAGE 15>

       [* Deleted pursuant to a request for confidential treatment]

by this paragraph shall limit the applicable indemnity solely to the extent that such failure prejudices the Indemnifying Party.

               (iii) On the Indemnifying Party's request, the indemnified party shall from time to time advise the Indemnifying Party or its counsel of any developments as to any claim or action which is or may be covered by this section and shall consult with the Indemnifying Party or its counsel as to the determination of major decisions of defense and settlement, but the Indemnifying Party shall have dispositive control over the defense of and the right to settle any such claim, although the indemnified party may cooperate in the defense thereof at its own expense. It is agreed, however, that the Indemnifying Party may not settle any claim or action without the indemnified party's prior written consent, if such settlement would result in any manner of injunctive-like relief against the indemni-fied party or would in any way impair the indemnified party's rights hereunder. The Indemnifying Party shall not be in default hereunder if a given action or claim is being defended in good faith and/or if an insur-ance carrier has assumed the defense of such claim (whether or not with reservations).

          (d) Notwithstanding the foregoing indemnification, each of Roseanne and Lender shall be included as additional insureds on any errors and omissions and general liability insurance policies obtained by KW with respect to the Series.

     14. Credits: With respect to the Series, (i) Roseanne shall be accorded an "Executive Producer" credit (a) on a separate card on the screen (unless credits are in the form of a crawl), followed by executive producer credits accorded to up to two individuals designated by KW, including, if KW so elects, Roger King and/or Michael King, in a size of type not less than the size of type of the credit accorded to any other producer or executive producer and (b) in all paid advertising issued by KW or under KW's control in which any other executive producer or producer receives credit, and (ii) Lender shall be accorded a "produced in associa-tion with" credit (a) on a separate card on the screen immediately before or after, in KW's discretion, any production credit accorded to KW, such credit to be in a size of type not less than the size of type of any other institutional production credit and (b) in all paid advertising issued by KW's or under KW's control in which KW's production credit appears (it being acknowledged that KW shall be entitled to production and distribution credits in connection with the Series). No casual or inadvertent failure by KW to accord Lender or Roseanne such credits in accordance with this provision, and no breach by any third party, shall be deemed a breach of this Agreement. Upon KW's receipt of written notice from Lender or Roseanne of any failure by KW to comply with these credit provisions, KW
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       [* Deleted pursuant to a request for confidential treatment]

shall use reasonable efforts to cure prospectively any such failure to comply with respect to Series episodes produced after receipt of such notice.

     15. Hollywood Squares: In addition to Roseanne's services described in Paragraph 3 above, Lender shall, if KW so requests, cause Roseanne to render her on-camera services for up to [****] days during each broadcast season (if any) during the period commencing with the '98-'99 Broadcast Season and ending the later of (i) the end of the '99-'00 Broadcast Season and (ii) the expiration of the Employment Period, as a "square" (but not the "center square") on a "Hollywood Squares" series (the "Hollywood Squares Series") possibly to be produced by KW or an affiliate thereof, if and to the extent that KW or any such affiliate actually produces the Hollywood Squares Series. Lender shall cause Roseanne to render such services for the Hollywood Squares Series in accordance with a schedule reasonably determined by KW in consultation with Roseanne and subject to her reasonable professional availability, it being acknowledged and agreed that the episodes in which Roseanne appears are intended to be telecast initially during so-called "ratings sweeps" periods. KW shall pay Lender the minimum scale amounts required by the Basic Agreement for Roseanne's services on the Hollywood Squares Series.

     16. KW Option: Subject to the ABC first-look option referred to in Paragraph 3(a) above, KW shall have the exclusive option (the "KW Sitcom Option") to co-produce with Lender and Roseanne, to co-own the copyright in equal shares with Lender/Roseanne (to the extent Lender/Roseanne will own or co-own the copyright) and to obtain exclusive distribution rights in the next (that is, following "Roseanne") fictional (as opposed to reality-based) television series (the "Sitcom") in which Roseanne is proposed to be a principal on-camera performer and which is proposed to be telecast initially at any time during the period commencing upon the conclusion of the Employment Period and ending eighteen (18) months following the end of the final broadcast season during which KW distributes the Series in first-run syndication (the "18 Month End Date"). If the Series is not produced for any reason, then, for purposes of the foregoing sentence, the final broadcast season during which KW distributes the Series shall be deemed to have ended on April 30, 1998. If Roseanne elects to be a principal on-camera performer in a Sitcom, Lender shall send written notice thereof to KW, whereupon KW shall have 30 business days to exercise its option, if at all, by written notice to Lender thereof within such 30 business day period. If KW exercises such option, KW and Lender shall negotiate with each other (and with any network, if applicable) with respect to mutually agreeable terms and conditions regarding the production and distribution of

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       [* Deleted pursuant to a request for confidential treatment]

the Sitcom ("KW Sitcom Negotiations"), which shall in any event include the following terms: (i) Roseanne shall render services as a principal on-camera performer for all episodes produced of the Sitcom; (ii) Roseanne shall receive a fee equal to [****] per episode for the first broadcast season of the Sitcom (reducible, in good faith, to accommodate the fee payable to any other co-star of comparable stature to Roseanne), which fee shall be increased for each subsequent broadcast season of the Sitcom on a cumulative basis by [****]; and (iii) [****] of the "net profits" of the Sitcom (the definition of which shall be the same as that used to determine "Net Profits" from the Series (provided that "Series" as used in that definition shall be deemed replaced with "Sitcom"), with the exceptions that (x) KW shall not be entitled to any Distribution Fee from the initial network television broadcast of the Sitcom, and (y) no Distribution Expenses (other than KW's out-of-pocket costs of manufacturing home video versions) shall be deducted by KW before the determination of such "net profits." KW's and Lender's/Roseanne's participation in "net profits" from any Sitcom shall be measured separately from, and shall not be cross-collateralized with, any revenue from the Series or any Development Project (as defined below). If the KW Sitcom Negotiations result in an agreement, the parties hereto will endeavor to adapt this Agreement as it relates to the Series (other than with respect to Paragraphs 4(a) and 4(b) of this Agreement) to fit the agreed-upon terms with respect to the Sitcom. If for any reason the KW Sitcom Negotiations for any proposed Sitcom do not result in an agreement, or the Sitcom that is the subject of such Negotiations is for any reason not produced, the provisions of this Paragraph 16 shall continue to apply to the next proposed Sitcom. Notwithstanding anything to the contrary in this Paragraph 16, KW shall not be entitled to exercise the KW Sitcom Option if KW has exercised all five (5) of its options pursuant to Paragraph 3(c) above to extend the Employment Period through the 2003/2004 broadcast season.

     17.  First Look Option:

          (a) During the Employment Period, Lender shall submit exclusive-ly to KW all ideas, literary material and/or proposed projects, other than the Sitcom (which shall be governed by the terms of the KW Sitcom Option) and the "Packaged Projects" (as defined in Paragraph 18(c) below), that Lender and Roseanne are interested in developing for Lender and/or Roseanne as an on-air performer, producer or both, for initial exploitation on any form of television now or hereafter known (including, without limitation, broadcast or cable television) ("Development Projects") prior to submitting such Development Projects to any other party. KW will have an exclusive period of fifteen (15) days after submission to KW of any Development Project to consider such Development Project (provided, however, that such
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       [* Deleted pursuant to a request for confidential treatment]

period shall be reduced to five (5) days if there is active interest from one or more third parties in developing and/or acquiring such Development Project (a "Hot Development Project") and the circumstances reasonably require such reduced period). If KW is interested in pursuing such Development Project, KW shall send written notice thereof to Lender within such fifteen (15) day (or five (5) day, if applicable) period, whereupon KW and Lender shall negotiate for a period of twenty (20) days (provided, however, that such period shall be reduced to five (5) days with respect to any Hot Development Project) with respect to mutually agreeable terms and conditions regarding the development, production and exploitation of such Development Project, which will in any event include the following terms:
(i) KW shall have the exclusive distribution rights in such Development Project, if produced, in all media now or hereafter known throughout the world in perpetuity, (ii) KW will co-own the copyright in such Development Project [****] Lender/Roseanne (to the extent Lender/ Roseanne will own or co-own the copyright in such Development Project); (iii) as between KW and Lender, KW shall be responsible for advancing any required funding of such Development Project and KW will co-produce with Lender and Roseanne such Development Project (if produced); (iv) fees to Lender/Roseanne for producer and on-camera services shall be set on an arm's-length basis commensurate with their duties and the budget of such Development Project;
(v) [****] of the "net profits" of the Development Project, if produced (the definition of which shall be the same as that used to determine "Net Profits" from the Series (provided that "Series" as used in that definition shall be deemed replaced with "Development Project"), [****] KW's and Lender's/Roseanne's participation in "net profits" from any Development Project shall be measured separately from, and shall not be cross-collater-alized with, any revenue from the Series or any other Development Project. If the negotiations regarding a Development Project result in an agreement, the parties hereto will endeavor to adapt this Agreement as it relates to the Series (other than with respect to Paragraphs 4(a) and 4(b) of this Agreement) to fit the agreed-upon terms with respect to such Development Project.

          (b) If KW does not notify Lender of its interest in pursuing a Development Project within the fifteen (15) day (or five (5) day, if applicable) period referred to in subdivision (a) above, or if KW and Lender are unable to agree to mutually agreeable terms (other than those agreed upon terms as set forth in Paragraph 17 (a) above) regarding the development, production and exploitation of such Development Project within the twenty (20) day (or five (5) day, if applicable) period referred to in subdivision (a) above (in either event, such Development Project shall be deemed a "Passed Project"), then Lender shall have the right to negotiate with third parties with respect to the development, production and exploi-tation of the Passed Project;
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       [* Deleted pursuant to a request for confidential treatment]

provided, however, that with respect to any Passed Project for which KW and Lender negotiated but were unable to agree to mutually agreeable terms, Lender shall not enter into an agreement with any such third party on terms equal to or less favorable to Lender than the terms last offered by Lender to KW unless Lender first re-offers such Passed Project to KW, for a period of three (3) business days, on the terms and conditions which Lender is then prepared to accept from such third party (it being agreed that the terms required to be accepted by KW shall not include any term which cannot be reasonably and readily performed by KW and that any such financial terms shall be expressed as determinable sums of money or as a percentage of net profits or gross receipts in a readily calculable manner). If KW does not within such five (5) business days period notify Lender that it wishes to enter into an agreement on such terms and conditions (with silence being deemed a rejection), Lender shall be free to enter into an agreement with such third party on such terms and conditions. If Lender does not accept such third party offer, the last refusal provisions of this paragraph shall continue to apply to any third party offers on terms equal to or less favorable to Lender than the terms last offered by Lender to KW which Lender wishes to accept with respect to such Passed Project. Furthermore, in the event there is any material change to the basic creative elements of any Passed Project prior to Lender's entering into an agreement with a third party with respect to such Passed Project in accordance with the terms of this paragraph, Lender shall resubmit such Passed Project with such changes to KW, and KW shall again have the right of first negotia-tion/last refusal with respect thereto in accordance with the provisions of this paragraph. If Lender enters into an agreement with a third party with respect to a Passed Project, Lender will pay to KW, over the course of the first broadcast season of such Passed Project, an amount equal to the aggregate amount of all KW's direct, out-of-pocket expenses (other than as part of the Development Fund, as defined below) incurred by KW in connec-tion with developing such Passed Project, plus interest on the total amount thereof at the prime rate charged from time to time by the Bank of New York, New York, New York, computed from the date such payments were made through the date of repayment to KW.

          (c) During the Employment Period, KW shall either furnish Lender and Roseanne with [****] at KW's offices in Los Angeles, or, if no office space is available there, arrange for Lender and Roseanne to have such exclusive offices at other office space in Los Angeles. During each year of the Employment Period and continuing each year thereafter until the 18 Month End Date, KW shall provide a development and related overhead fund from which KW shall fund Lender's and Roseanne's development and related overhead activities under this Paragraph 17 on an "as used" basis, not to
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       [* Deleted pursuant to a request for confidential treatment]

exceed [****] (the "Development Fund"), including without limitation for the salaries of a development executive and a secretary, rent for office space outside of KW's offices (or, if office space is provided in KW's offices, a reasonable allocation of KW's rent and overhead) and use in acquiring options and/or engaging writers. The Development Fund shall, in determining the "net profits" from Development Projects, be allocated by KW, as appropriate, to particular Development Projects. Any portion of the Development Fund that is not so allocated and recouped by KW from a particular Development Project shall be recoupable by KW from any other Development Projects.

     18.  Miscellaneous:

          (a) Any and all notices or other papers which either party shall be required or shall desire to give to or serve upon the other party shall be in writing and shall be served by mail, by overnight delivery or by telecopier. Service of any notice or other paper shall be deemed complete if and when the same is deposited in the mail, or with an overnight delivery company, postage or toll prepaid, addressed to (i) KW at 1700 Broadway, New York, New York 10019 or telecopied to (212) 974-0310, or (ii) Lender at Lichter, Grossman, Nichols & Adler, 90200 Sunset Boulevard, Suite 530, Los Angeles, California 90069, Attn: Michael Adler, Esq., telecopier
(310) 205-6999, or to such other address as may be designated in writing by either party hereto in a notice to the other.

          (b) Nothing herein contained shall constitute a partnership among, or joint venture by, the parties hereto or constitute any party the agent, trustee or pledgeholder of the other or place any party in the position of fiduciary with respect to the other party. No party shall hold itself out contrary to the terms of this Agreement as respecting the distribution and other exploitation of the Series and no party shall become liable by reason of any representation, act or omission of the contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

          (c) Lender and Roseanne warrant and represent that they have not entered into, and that they will not enter into, any agreement with a talent agency or other representative applicable to the Series, the Sitcom or, except to the extent that Lender otherwise advises KW within thirty
(30) days following the execution of this Agreement (the "Packaged Pro-jects"), any Development Project that would require payment of any package commission (or other payment of a similar nature) to such agency
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       [* Deleted pursuant to a request for confidential treatment]

or other representative (a "Package Commission"), and Lender's/Roseanne's indemnification of KW as set forth in Paragraph 13 above shall extend to the payment of any such Package Commission.

          (d) Each party shall from time to time, upon request, execute, acknowledge and deliver such documents as may, in the reasonable judgment of the requesting party, be necessary and proper to evidence, maintain, effectuate or defend any and all of the rights of such requesting party under any provision of this Agreement. In the event the party receiving such a request should fail to execute and deliver the requested document within a reasonable period of time (allowing for review by legal counsel), then the requesting party shall be authorized as the attorney-in-fact of the other party to execute, deliver, record and file any such document.

          (e) The headings of the paragraphs of this agreement are for convenience only, and they shall not be of any effect in construing the contents hereof.

          (f) If any party hereto (a "Breaching Party") shall breach any of the material terms of this Agreement, including, without limitation, a failure or refusal by such Breaching Party to perform any of her or its obligations hereunder, then the party affected by such breach (the "Non-Breaching Party") shall have the right, upon written notice to the Breach-ing Party, to suspend such Non-Breaching Party's obligations to the Breaching Party until such Breaching Party has cured such breach (and if Lender and/or Roseanne are the Breaching Party, KW shall have the right, without limitation, to suspend the Employment Period during the period of such breach and the Employment Period and all option exercise dates shall be deemed extended by all such periods of suspension, but in no event shall the Employment Period be extended past the date seven (7) years after the date hereof. In addition to the foregoing rights, the Non-Breaching Party shall have the right to terminate the Employment Period and its obligations hereunder to the Breaching Party following the occurrence of such breach, if the Breaching Party has not cured such breach within ten (10) days following the Non-Breaching Party's written notice of same to the Breaching Party; provided, however, that if by the nature of such breach, such breach is incurable, the Non-Breaching Party shall not be required to accord the Breaching Party any cure period prior to exercising its right to terminate its obligations to the Breaching Party hereunder. Any such actions taken by the Non-Breaching Party pursuant to this provision shall be without prejudice to any and all remedies to which the Non-Breaching Party is entitled, in law or in equity, for breach of this Agreement. No waiver of any breach of any provision hereof shall be deemed a waiver of any preced-
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       [* Deleted pursuant to a request for confidential treatment]

ing or succeeding breach of such provision. This Agreement expresses the entire understanding of the parties hereto with respect to the subject matter hereof and any and all prior agreements, understandings or represen-tations relating in any way to the subject matter hereof have been merged herein. No modification, alteration or amendment of this Agreement shall be valid or binding unless in writing and signed by the party to be charged therewith.

          (g) This agreement shall be interpreted and construed under the laws of the State of California applicable to contracts to be wholly performed therein. Any controversy, dispute or claim under, arising out of, or in connection with or relating to, this Agreement, including, but not limited to, the negotiation, execution, interpretation, construction, coverage, scope, performance, breach, termination, validity or enforceabil-ity of this Agreement shall be settled, at the request of any party, by reference to a judge in accordance with the procedures of SECTION 638 et seq. of the California Code of Civil Procedure. The site of any such proceeding shall be in Los Angeles County.

          (h) Lender and Roseanne agree that the services to be furnished by them hereunder and the rights granted by them hereunder are of a special, unique, extraordinary, artistic and intellectual character which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages in an action at law, and that the breach by either of them of the provisions contained in this Agreement will cause KW irreparable injury and damage. KW shall be entitled to seek injunctive and other equitable relief to prevent the violation of any of the provisions of this Agreement in addition to any other rights which it may have to damages or otherwise. Roseanne's and Lender's only remedy for a breach of any provision of this Agreement by KW shall be an action for damages, if any, incurred as a result of such breach, and in no event shall Roseanne or Lender have the right to injunctive or other equitable relief or to enjoin or otherwise interfere with the distribution, broadcast or other exploitation of the Series.

               (i) Neither KW, Roseanne nor Lender shall have the right to delegate her or its obligations under this Agreement, except that (i) to the extent that such obligations are not personal in nature, such obliga-tions may be delegated to an entity that is wholly owned by the assignor or that acquires all or substantially all of the assignor's assets and (ii) KW shall have the right to assign this Agreement to a subsidiary or parent of KW which is controlling production of the Series.

               (ii) Nothing contained in this Agreement shall be con-strued so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision
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       [* Deleted pursuant to a request for confidential treatment]

of this Agreement and any statute, law, ordinance, order or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements (and if such modification is not possible, such clause shall be deemed deleted); provided, however, that no other provision of this Agreement shall be affected thereby and such other provisions shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

K.W.M., INC.


By:_______________________________


FULL MOON & HIGH TIDE PRODUCTIONS, INC.


By:_______________________________
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<PAGE 24>

       [* Deleted pursuant to a request for confidential treatment]

     In order to induce K.W.M., Inc. to enter into the foregoing Agreement, I agree that Full Moon & High Tide Productions, Inc. ("Lender") has the right to enter into the Agreement and to perform and grant the rights therein on my behalf. I agree to be personally bound by all terms and conditions of the Agreement as they relate to me; I hereby join jointly and severally in all warranties, representations and indemnities made by Lender therein; and I agree to perform to the best of my ability all services that the Agreement requires to be performed by me. I agree that I will look solely to Lender for payment of all compensation and other consideration to me. In the event Lender or I fail to perform pursuant to the Agreement, I agree to be personally bound as if I were a direct party to the Agreement in the first instance, and you shall not be required to exhaust your remedies against Lender prior to commencing an action against me.


                              __________________________________
                                        Roseanne

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       [* Deleted pursuant to a request for confidential treatment]

     As an inducement to Full Moon & High Tide Productions, Inc. ("Lender") to enter into and perform the foregoing Agreement, King World Productions, Inc. ("KWP") agrees (i) to guarantee the performance by K.W.M., Inc. ("K.W.") of all of the duties to Lender under the Agreement, including the payment of all fixed and contingent compensation thereunder, and (ii) that in the event of any breach by KW of any of the terms which are the subject of this guarantee, Lender shall have the right to proceed directly against KWP without first exhausting its remedies against KW prior to commencing an action against KWP.

                              KING WORLD PRODUCTIONS, INC.


                              By:______________________________